Exhibit 99.6

FORM OF NOMINEE HOLDER CERTIFICATION
USA TECHNOLOGIES, INC.

The undersigned, a bank, broker, trustee, depositary, or other nominee of transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock (the “Shares”) and warrants to purchase Shares (“Warrants”) of USA Technologies, Inc. (the “Company”) pursuant to the subscription rights offering described and provided for in the Company’s prospectus dated [•], 2010, hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as Subscription Agent for such subscription rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below:

Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to the Subscription Right
1. 2. 3. 4. 5. 6. 7. 8. 9.

Name of Nominee Holder		DTC Participant Number

By:
	Name:	DTC Subscription
	Title:	Confirmation Numbers
Phone Number:
	Fax Number:	Dated: